UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 28, 2006

ANGELICA CORPORATION
(Exact name of Company as specified in its charter)

Missouri	1-5674	43-0905260
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

424 South Woods Mill Road
Chesterfield, Missouri		63017-3406
(Address of principal executive offices)		(Zip Code)

(314) 854-3800
(Company’s telephone number, including area code)

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement.

Effective July 28, 2006, Angelica Corporation (the “Company”) entered into the First Amendment (the “First Amendment”) to the Second Amended and Restated Loan Agreement with LaSalle Bank National Association and other third party lenders (the “Loan Agreement”). The Loan Agreement, which was previously entered into and reported by the Company on November 30, 2005, increased the amount that may be borrowed by the Company under a secured revolving line of credit to $150 million. The Company anticipates that the First Amendment will provide the opportunity to take better advantage of the borrowing capacity offered by the Loan Agreement. The Loan Agreement expires in 2010.

The First Amendment provides that for purposes of computing financial ratios under the Loan Agreement, certain current expenses will be added back in determining earnings before interest, taxes, depreciation and amortization (EBITDA). The amounts to be added back include legal fees and costs associated with the activities of the Board of Directors’ Special Committee and the Company’s efforts to evaluate and respond to various proposals and actions by the Company’s largest shareholder. In addition, the First Amendment allows certain consulting fees related to the Company’s strategic initiative for operational improvements to be added back as well in determining EBITDA.

The First Amendment also revises the definition of Funded Indebtedness. For purposes of the Loan Agreement, Funded Indebtedness is determined by reducing debt by the amount of cash on hand in excess of $500,000. The First Amendment has eliminated through the end of the current fiscal year the current prohibition on utilizing this reduction if the Company had outstanding borrowing against the life insurance policies it owns.

Item 9.01.            Financial Statements and Exhibits

(c)	The following exhibit is filed as part of this report:

Exhibit Number	Description

10.1
First Amendment to Second Amended and Restated Loan Agreement, effective July 28, 2006, among Angelica Corporation, LaSalle Bank National Association, as Administrative Agent, and LaSalle and the Other Lenders listed on the signature page hereto.

*    *    *

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2006

ANGELICA CORPORATION

By: /s/ Steven L. Frey
Steven L. Frey, Vice President and General Counsel

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EXHIBIT INDEX

Exhibit Number	Description

10.1
First Amendment to Second Amended and Restated Loan Agreement, effective July 28, 2006, among Angelica Corporation, LaSalle Bank National Association, as Administrative Agent, and LaSalle and the Other Lenders listed on the signature page hereto.

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